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                                                                      Exhibit 21

                              List of Subsidiaries

Subsidiary                                         Jurisdiction of Organization
----------                                         ----------------------------

MEMC Electronic Materials France SARL              France

MEMC Electronic Materials GmbH                     Germany

MEMC Electronic Materials Sales, SDN BHD           Malaysia

MEMC Electronic Materials, SDN BHD                 Malaysia

MEMC Electronic Materials, S.p.A.                  Italy

MEMC Electronic Materials UK Ltd.                  United Kingdom

MEMC Foreign Sales Corp., Inc.                     Barbados

MEMC Holding B.V.                                  The Netherlands

MEMC International, Inc.                           Delaware

MEMC Japan, Ltd.                                   Japan

MEMC Korea Company                                 South Korea

MEMC Kulim Electronic Materials, SDN BHD           Malaysia

MEMC Partecipazioni S.r.l.                         Italy

MEMC Pasadena, Inc.                                Delaware

MEMC Southwest Inc.                                Delaware

PlasmaSil, L.L.C.                                  Delaware

SiBond, L.L.C.                                     Delaware

F*:  Taisil Electronic Materials Corporation       Taiwan


[FN]
---------------
F*: The inclusion of this entity on this Exhibit 21 does not constitute an admission by the Company that the Company "controls" this entity for purposes of the Federal Securities laws.

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